Exhibit 10.1
Elliott Associates, L.P.
Elliott International, L.P.
c/o Elliott Investment Management L.P.
360 S. Rosemary Ave., 18th floor
West Palm Beach, FL 33401
DELIVERED BY E-MAIL
April 11, 2024
BioMarin Pharmaceutical Inc.
105 Digital Drive
Novato, California 94949
Attention: Eric Davis, Chief Legal Officer
Email: edavis@bmrn.com
Dear Sirs / Madams:
Reference is made to that certain Cooperation Agreement, dated as of December 20, 2023 (the “Cooperation Agreement”), by and among Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership (each, an “Elliott Party,” and together, the “Elliott Parties”), and BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Cooperation Agreement.
The Elliott Parties understand that, as disclosed in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 9, 2024, (i) the Board has nominated 11 director candidates for election to the Board at the 2024 Annual Meeting, including Barbara W. Bodem, Athena Countouriotis, M.D., and Mark J. Enyedy, each of whom was nominated for re-election to the Board following a full review conducted pursuant to the Company’s existing practices and policies for identifying and evaluating nominees and pursuant to the Cooperation Agreement, (ii) each of the Corporate Governance and Nominating Committee of the Board (“CGNC”) and the Board believes that each director nominee has the specific experiences, qualifications, attributes and skills to serve as a member of the Board, and has decided to recommend the nominees without taking into consideration any contractual obligation set forth in the Cooperation Agreement, and (iii) the Board therefore recommends that the Company’s stockholders vote “FOR” each of the director nominees.
In light of these developments, although the Elliott Parties do not believe further action by the Company or the Elliott Parties is required, each of the Elliott Parties:
1.irrevocably waives any and all obligations of the Company pursuant to the last sentence of Section 1(a) of the Cooperation Agreement;
2.acknowledges that (i) the Board’s obligation to recommend that stockholders vote to elect a New Director at the 2025 Annual Meeting under Section 1(b)(ii) of the Cooperation Agreement (the “Recommendation Provision”) only applies to such New Directors that are and continue to be Qualified Directors, and (ii) at any time the Board may determine that a New Director is not a Qualified Director such that the Recommendation Provision would not apply to such person;
3.acknowledges that the Company’s obligations under the Cooperation Agreement, including but not limited to the Recommendation Provision, do not supersede the Board’s fiduciary obligations under Delaware law; and
4.irrevocably waives any and all obligations of the Company pursuant to the Recommendation Provision to the extent inconsistent with the acknowledgments in paragraphs 2 and 3 above.

[Signature page follows]

Exhibit 10.1

Very truly yours,

ELLIOTT ASSOCIATES, L.P.
By: Elliott Investment Management L.P.,
as Attorney-in-Fact

By: /s/ Elliott Greenberg
Name: Elliott Greenberg
Title: Vice President

ELLIOTT INTERNATIONAL, L.P.
By: Elliott Investment Management L.P.,
                         as Attorney-in-Fact

By: /s/ Elliott Greenberg
Name: Elliott Greenberg
Title: Vice President

ELLIOTT INVESTMENT MANAGEMENT L.P.

By: /s/ Elliott Greenberg
Name: Elliott Greenberg
Title: Vice President

cc: Jones Day, Andrew M. Levine and David A. Grubman
2
[Signature Page to Waiver Letter]